UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2011

MOUNT KNOWLEDGE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52664	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

39555 Orchard Hill Place, Suite 600 PMB 6096, Novi, Michigan	48375
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-682-3038

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

On September 14, 2011 (the “Closing Date”), Mount Knowledge Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) pursuant to which the Company issued to Deja Vu Ltd., a Turks and Caicos company (the “Purchaser”), a promissory note (the “Note”) in the principal amount of $100,000 (the “Principal Amount”).  The Note matures one year from the Closing Date (the “Maturity Date”).

The Note accrues interest at a rate of 15% per annum on the unpaid and unconverted Principal Amount and such interest is payable on the Maturity Date.  Amounts outstanding under the Note are convertible, in whole or in part, into shares of the Company’s common stock at the option of the holder thereof at any time and from time to time, at a conversion price of $0.15 per share.  Subject to certain exceptions, payments due under the Note rank senior to all other indebtedness of the Company and its subsidiaries.

Under the terms of the Purchase Agreement, the holder of the Note is entitled to certain “piggy back” registration rights if at any time after the Closing Date the Company proposes to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an offering of its equity securities or securities or other obligations exercisable, exchangeable for, or convertible into its equity securities.

The foregoing descriptions of the terms of the Purchase Agreement and the Note are qualified in their entirety by reference to the provisions of the Note and Purchase Agreement filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K (this “Report”), which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information pertaining to the Note in Item 1.01 of this Report is incorporated herein by reference in its entirety in response to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Report is incorporated herein by reference in its entirety in response to this Item 3.02. The Note was offered and sold in reliance upon exemptions from registration pursuant to Regulation S (“Regulation S”) promulgated under the Securities Act.  The Company made this determination based on the representations of the Purchaser which included, in part, that such Purchaser is not a “U.S. person,” did not purchase the Note for the account or benefit of any U.S. person and the issuance of the Note was an “offshore transaction” not involving any “directed selling efforts” in the United States, as such terms are defined in Regulation S.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description
4.1	Promissory Note dated September 14, 2011 by and between the Company and Deja Vu Ltd.
10.1	Stock Purchase Agreement dated September 14, 2011 by and between the Company and Deja Vu Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2011	MOUNT KNOWLEDGE HOLDINGS, INC.

	By:	/s/ Daniel A. Carr
Daniel A. Carr
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and Director